September 12, 2023 Mr. David Scott 302 S Humboldt Street Denver, CO 80209 Dear David: I am pleased to offer you a position as Executive Vice President, Chief People and Administration Officer, with all of the duties, authorities and responsibilities commensurate with this role, for ADT LLC (with its affiliates and successors, the “Company”, or “ADT”), and subject to approval by the Compensation Committee of the Board of Directors. This position will report to Jim DeVries, President & Chief Executive Officer and will be based in Boca Raton, FL. Your employment will begin on Monday, September 18, 2023. Your compensation and benefits are described below. Base Salary You will receive a bi-weekly salary of $18,269.23 ($475,000 annualized) effective on your start date. This salary level will be reviewed on an annual basis beginning in 2024 and may be adjusted based on your performance and that of the Company. Sign-on Bonus: You will also receive a cash sign-on bonus of $250,000 to be paid as soon as administratively practical after your employment start date, subject to execution of a Sign-On Bonus Repayment Agreement. This bonus is taxable, and the payment of a sign-on bonus will reflect standard withholding deductions. Should you voluntarily terminate your employment or be terminated for cause within one-year of your start date, you must repay this one-time bonus in full. Annual Incentive Plan You will be eligible to participate in the Company's annual incentive plan for Fiscal Year 2023 with payment in early 2024. Under this plan, your target bonus will equal 70% of your annual base salary. Determination of actual award levels relative to the target bonus will be based on the Company's financial performance as well as your individual contribution, and awards will be paid in accordance with the terms of the plan. For Fiscal Year 2023, the annual incentive award will be prorated based on your start date and is guaranteed at target. Long Term Incentive Program You will be eligible to participate in the annual long-term incentive program of ADT LLC in 2024 at the time the Company makes such grants to employees. The grant date value for your 2024 annual award is $500,000, as approved by the Compensation Committee of the Board of Directors. The grant date value for future annual awards will be $750,000, as approved by the Compensation Committee of the Board of Directors. You will receive more information about your awards detailing the terms and conditions after they have been granted and approved by the Compensation Committee. Relocation This position requires that you work from the Company office located in Boca Raton, Florida. Accordingly, it will be necessary for you to relocate to the Boca Raton area no later than during the Summer of 2024. You are eligible to receive the Program “A” relocation policy package. To assist you with relocation, a representative from Weichert Relocation Resources will contact you to begin the process. Enclosed with this letter is information regarding the ADT relocation policy and a Relocation Expense Reimbursement Agreement. Please sign the Agreement and return it along with the signed original of this offer letter. Benefits ADT offers a comprehensive benefits package including several choices in medical, dental, vision and disability programs as well as a variety of voluntary benefits. You will be eligible to participate in the benefits program effective the first of the month following 31 days of employment. You will receive additional information regarding your benefits during your Company New Hire Orientation. If you do not receive your benefits package within 31-days of your hire date, you should contact EmployeeAccess at 1-888-833-1839. ADT Retirement Savings and Investment Plan (“RSIP,” or “401(k) Plan”) You are eligible to participate in the 401(k) Plan from your date of hire. The 401(k) Plan provides for retirement savings through pre-tax and/or Roth employee contributions and a Company matching contribution. You will be fully vested in the Company matching contribution after three years of service. ADT Supplemental Savings and Retirement Plan (“SSRP”) In addition to the 401(k) Plan, the Company offers you another opportunity to save money on a tax-deferred basis above the IRS or Plan limits within the 401(k) Plan. Under this non-qualified program, you may defer a portion of your base salary and/or annual performance-based bonus and have the opportunity to receive distributions while still working for ADT. If you participate in the SSRP, you may receive Company contributions equal to the matching percentage rate you would be eligible to receive under the 401(k) Plan. Limited plan options are available during mid-year enrollments, while all options are available during annual enrollment, held each December for the upcoming Plan year. More details are available within your enrollment materials, which will be provided to you after your hire date. Medical and/or Dental Plans You will be eligible to participate in the Company-sponsored Medical and/or Dental plan, on a contributory basis, effective the first of the month following 31 days of employment with the Company. All of our benefit programs are reviewed annually and changes in plan design and/or employee contributions are the norm. Executive Physical Program You will be eligible to participate in the Company’s Executive Health Management Program. Information will be sent to you under separate cover. Paid Time Off (PTO) and Holidays You will be eligible for paid time off (PTO) in accordance with the Company PTO policy. You will be provided with details during new hire orientation. Additionally, you will be provided with a copy of this year's holiday schedule. Severance Plans You will be eligible to participate in The ADT INC. Severance Plan for U.S. Officers and Executives (“Severance Plan”). Governing Law The validity, interpretation, construction and performance of the provisions of this offer letter shall be governed by the laws of the state of Florida without reference to principles of conflicts of laws that would direct the application of the law of any other jurisdiction. In the event of any dispute between the parties, it is agreed that the United States courts shall be the exclusive forum for the resolution of the same. Employment Relationship; Modification of Terms of Offer Please be advised that neither this letter nor any statement made by ADT or its parents, subsidiaries, or affiliates is intended to be a contract of employment for a definite period of time. That means that the employment relationship established by this letter is “at will” and either you or ADT may terminate the employment relationship at any time and for any reason, with or without cause or notice. The Company may from time to time and in its own discretion, change the terms and conditions of your employment with or without notice. Conditions of Employment Your employment is contingent upon the following which will be described below in greater detail: • Execution of this offer letter • Successful completion of a background check • Successful completion of a drug test • Documentation of your identity and unrestricted legal authority to work in the United States Additionally, your on-going employment will be conditioned upon: 1) execution of and on-going compliance with the Company's Confidentiality and Non-Solicitation Agreement for Colorado employees, which will be operative while you are working from Colorado; 2) execution of and on-going compliance with the Company's Non- Competition and Non-Solicitation Agreement for Florida employees, which will be operative once you relocate to Florida; 3) execution of and on-going compliance with the Company's Confidentiality and New Inventions Agreement; and 4) your acknowledgement of and compliance with the ADT Code of Conduct, which will be provided for your review during your first week of employment. To indicate your acceptance of this offer, please return a signed copy of this letter to me. Once you have indicated your acceptance of this offer, you will receive an email from ADT with a link that you will need to access in order to provide additional information so that we may conduct your background investigation and drug screening. After submitting your background investigation information, you will receive an email from First Advantage with a link to obtain your drug screening form. Drug screening must be completed within 48 business hours of receipt of the drug testing instructions email. The background investigation must be completed and cleared before your first day of employment. A Company representative will contact you to confirm your start date. During your first three (3) business days of employment, you will be required to provide documentation that satisfies requirements of the Form I-9. Please note that this is a legal requirement under federal immigration laws. David, I am excited about the prospect of your joining the ADT leadership team. Should you have any questions about any of the items indicated above, please call me. Sincerely, Jim DeVries President & Chief Executive Officer I understand that neither this letter nor any statement made by the Company is intended to be a contract of employment for a definite period of time, and either the Company or I may terminate my employment relationship at any time and for any reason, with or without cause or notice. I hereby accept this offer of employment with the Company. ACCEPTED: /s/ David Scott______________________________________ David Scott September 13, 2023______________________________________ Date